As filed with the Securities and Exchange Commission on May 22, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CVS HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	05-0494040
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One CVS Drive

Woonsocket, RI 02895

(Address, including Zip Code, of Principal Executive Offices)

2026 Incentive Compensation Plan of CVS Health Corporation

(Full title of the plan)

Brian O. Newman

Executive Vice President and Chief Financial Officer

CVS Health Corporation

One CVS Drive

Woonsocket, RI 02895

(401) 765-1500

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Jacob A. Kling, Esq.

George N. Tepe, Esq.

Wachtell, Lipton, Rosen & Katz

51 W. 52nd Street

New York, NY 10019

(212) 403-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (“Registration Statement”) relates to shares of common stock, par value $0.01 per share (“Common Stock”), of CVS Health Corporation, a Delaware corporation (the “Company”), that may be offered for sale to participants under the 2026 Incentive Compensation Plan of the Company, as amended from time to time (the “Plan”). On May 14, 2026 (the “Effective Date”), the stockholders of the Company approved the Plan. Shares available for grant under the Plan consist of (i) 14,200,000 shares of Common Stock, (ii) 17,689,493 shares of Common Stock that remained available for grant under the Company’s 2017 Incentive Compensation Plan (the “Prior Plan”) as of the Effective Date, and (iii) any shares of Common Stock subject to awards granted under the Prior Plan that are outstanding as of the Effective Date but that are forfeited, terminated, expire or lapse without being exercised (to the extent applicable), or that are settled for cash. This Registration Statement is being filed by the Company to register 31,889,493 shares of Common Stock issuable under the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Company pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “1934 Act”), are incorporated herein by reference:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 10, 2026 (the “2025 Form 10-K”);

(b)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the Commission on May 6, 2026, which contains unaudited interim financial statements;

(c)	the Company’s Current Reports on Form 8-K filed with the Commission since December 31, 2025 (other than portions of those documents furnished or otherwise not deemed to be filed); and

(d)

the description of the Company’s capital stock contained in the Company’s Registration Statement on Form S-4, filed with the Commission on January 4, 2018, including any amendments or supplements thereto, including Amendment No. 1 filed on January 26, 2018, Amendment No.  2 filed on February 5, 2018 and Amendment No.  3 filed on February 9, 2018, as updated by Exhibit 4.41 to the 2025 Form 10-K, together with any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this

Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provisions shall not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under Section 174 of the DGCL, (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit, or (v) an officer in any action by or in the right of the corporation. No such provision shall eliminate or limit the liability of a director or officer for any act or omission occurring before the date when such provision becomes effective. The Company’s Restated Certificate of Incorporation (the “Company Charter”) limits the personal liability of a director to the Company and its stockholders for monetary damages for a breach of fiduciary duty as a director to the fullest extent permitted by law.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Company. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Expenses, including attorneys’ fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Company in advance of the final disposition of such action, suit or proceeding upon receipt by the Company of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Company. The Company Charter provides for indemnification of directors and officers of the Company against liability they may incur in their capacities as such to the fullest extent permitted under the DGCL.

The directors and officers of the Company are insured under a policy of directors’ and officers’ liability insurance.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Exhibit Description

4.1	Restated Certificate of Incorporation of the Company dated June 4, 2018 (incorporated by reference to Exhibit 3.1C to the Company’s Current Report on Form 8-K filed on June 5, 2018).

4.2	By-Laws of the Company, as amended and restated November 17, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 21, 2022).

5.1*	Opinion of Wachtell, Lipton, Rosen & Katz.

15*	Letter of Acknowledgement from Ernst & Young LLP re: Unaudited Interim Financial Information.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Wachtell, Lipton, Rosen & Katz (contained in the Opinion Filed as Exhibit 5.1).

24.1*	Power of Attorney (included on the signature pages).

99.1	2026 Incentive Compensation Plan of CVS Health Corporation (incorporated by reference to Annex B of the Company’s Definitive Proxy Statement on Schedule 14A filed on April 3, 2026).

107.1*	Filing Fee Table.

*	Filed herewith.

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woonsocket, State of Rhode Island, on the 22nd day of May, 2026.

CVS Health Corporation
By:	/s/ Brian O. Newman
Name:	Brian O. Newman
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Brian O. Newman and Kristina V. Fink as his or her true and lawful attorney-in-fact and agent, upon the action of either such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable CVS Health Corporation to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically, but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file or cause to be filed the same with all exhibits thereto and other documents in connection therewith with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file or cause to be filed the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on the 22nd day of May, 2026 by the following persons in the following capacities.

Signature	Title

/s/ Fernando Aguirre	Director
Fernando Aguirre

/s/ Jeffrey R. Balser, M.D., Ph.D.	Director
Jeffrey R. Balser, M.D., Ph.D.

/s/ C. David Brown II	Director
C. David Brown II

/s/ James D. Clark	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)
James D. Clark

Signature	Title

/s/ Alecia A. DeCoudreaux	Director
Alecia A. DeCoudreaux

/s/ Anne M. Finucane	Director
Anne M. Finucane

/s/ John E. Gallina	Director
John E. Gallina

/s/ J. David Joyner	Chief Executive Officer (Principal Executive Officer), Chairman of the Board and Director
J. David Joyner

/s/ J. Scott Kirby	Director
J. Scott Kirby

/s/ Michael F. Mahoney	Director
Michael F. Mahoney

/s/ Brian O. Newman	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Brian O. Newman

/s/ Leslie V. Norwalk	Director
Leslie V. Norwalk

/s/ Larry M. Robbins	Director
Larry M. Robbins

/s/ Guy P. Sansone	Director
Guy P. Sansone

/s/ Douglas H. Shulman	Director
Douglas H. Shulman